Exhibit 10.1

PROMISSORY NOTE

$50,000.00	Norwood, Massachusetts
March 20, 2008

FOR VALUE RECEIVED, Apogee Technology, Inc., a Delaware corporation (the “Borrower”‘), hereby promises to pay to Herbert M. Stein (“Lender”), at such place as the holder of this Note may from time to time designate in writing, the principal sum of:

Fifty Thousand AND 00/100 DOLLARS ($50,000.00)

with interest on the outstanding balance thereof from the date hereof at an annual rate which is equal to eight percent (8%) per annum, (such interest to be paid monthly in arrears).

The outstanding principal balance and any accrued and unpaid interest thereon shall be due and payable on September 16, 2008.

Interest shall be calculated on the basis of a three hundred sixty (360) day year, but interest shall accrue and be payable on the actual number of days in each month. Interest after maturity shall be payable on demand at an annual rate (the “Default Rate”) which shall be equal to four (4) percentage points above the rate of interest payable during the term of this Note, compounded monthly and otherwise payable in the manner hereinabove set forth.

This Note may be prepaid in whole or in part without premium or penalty.

The Borrower agrees to pay all costs of suit and other expenses of collection, including reasonable fees and expenses of attorneys, in the event that this Note is placed in the hands of any attorney for collection or suit is brought thereon.

The Borrower hereby waives presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and to the extent permitted by law, waives and releases all rights of redemption, valuation, appraisement, notice of election to mature or to declare due the whole of the indebtedness evidenced hereby, and to the extent permitted by law, errors, defects and imperfections in any proceedings instituted by the holder under the terms of this Note, or providing for any stay of execution, exemption from civil process, or extension of time for payment. Further, Borrower agrees that its liability hereunder shall remain unimpaired, notwithstanding any extension of the time of payment or other indulgence granted by the holder, or the release of all or any part of such security for the liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby, or the performance and the obligations of the Borrower hereof under this Note. In no event shall the holder, by any act of omission or commission, be deemed to waive any of its rights or remedies hereunder unless such waiver shall be in writing and signed by the holder, and then only to the extent specifically set forth therein; and a waiver of anyone event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event. The Borrower further acknowledges that this Note represents an independent obligation and shall not be subject to setoff, reduction or deduction on account of any claims, liabilities, obligations or debts of the holder to the Borrower.

If any provisions hereof or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder hereof, or the application of such provision to persons, or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and enforced to the fullest extent permitted by law. If at any time during the term of this Note or after maturity the effective interest rate hereunder is greater than the maximum interest rate permitted by applicable law, the interest rate hereunder shall automatically be such maximum interest rate permitted by applicable law. This Note is unsecured.

As used herein, the word “holder” shall mean Lender as payee of the Note, or any endorsee of this Note in possession hereof, or the bearer hereof if this Note is at the time payable to the bearer.

This Note, being executed and delivered in Norwood, Massachusetts, is to be construed according to and governed by the law of The Commonwealth of Massachusetts.

Borrower represents that this note as well as the execution and delivery thereof has been authorized by all necessary actions of the borrower.

EXECUTED as a sealed instrument, as of the day and year first above written.

APOGEE TECHNOLOGY, INC.

By:	/s/ Paul J. Murphy
Paul J. Murphy
Chief Financial Officer
and Vice President Finance